SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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INFOSPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2003

TO THE STOCKHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of InfoSpace, Inc., a Delaware corporation, will be held on May 20, 2003 at 10:00 a.m., local time, at Meydenbauer Center located at 11100 NE 6th Street, Bellevue, Washington 98004, for the following purposes:

1.	To elect three Class I directors and one Class III director to serve for their ensuing class terms and until their successors are duly elected.

2.	To approve an amendment to InfoSpace’s 1998 Employee Stock Purchase Plan to increase the number of shares available for purchase under the plan.

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for InfoSpace for the fiscal year ending December 31, 2003.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on March 24, 2003 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote online, by telephone or by completing and mailing the enclosed proxy card as promptly as possible. For specific instructions for voting online, by telephone or by mail, please see the enclosed proxy card. Any stockholder attending the meeting may vote in person even if the stockholder has previously returned a proxy.

By Order of the Board of Directors,

John M. Hall

Senior Vice President, General Counsel

and Secretary

Bellevue, Washington

April 15, 2003

INFOSPACE, INC.

PROXY STATEMENT FOR

2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Annual Meeting will be held on May 20, 2003 at 10:00 a.m., local time, at Meydenbauer Center, which is located at 11100 NE 6th Street, Bellevue, Washington 98004. Voting materials, which include the Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2002, will be mailed to stockholders on or about April 21, 2003. Our principal executive offices are located at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004. Our telephone number is (425) 201-6100.

This solicitation of proxies is made on behalf of InfoSpace, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

Questions And Answers

Q:	Who may vote at the meeting?

A:	The Board set March 24, 2003 as the record date for the meeting. All stockholders who owned InfoSpace common stock at the close of business on March 24, 2003 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

On March 24, 2003, 31,148,054 shares of our common stock were issued and outstanding and held of record by 724 stockholders. This number includes exchangeable shares of our subsidiaries, InfoSpace.com Canada Holdings Inc. and InfoSpace Speech Solutions Holdings Company, which are at any time exchangeable into, and have voting rights equivalent to, our common stock. Holders of exchangeable shares and employees who hold restricted stock through our employee benefit plans are entitled to vote their shares.

Q:	How many votes do you need at the meeting?

A:	A majority of InfoSpace’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum.

Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy Card or voted by telephone or using the Internet.

Q:	What proposals will be voted on at the meeting?

A:	There are three board proposals scheduled to be voted on at the meeting:

•	Election of the three Class I members and one Class III member of the Board of Directors;

•	Approval of an amendment to InfoSpace’s 1998 Employee Stock Purchase Plan; and

•	Ratification of Deloitte & Touche LLP as InfoSpace’s independent auditors.

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, the three Class I nominees and one Class III nominee who receive the greatest number of votes from shares present and entitled to vote at the meeting will be elected. To be passed, Proposals 2 and 3 require the affirmative “FOR” vote of a majority of the shares cast at the meeting and entitled to vote with respect to such proposals.

Q:	How are votes counted?

A:	In the election of the directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to any nominee. You may vote “FOR,”“AGAINST” or “ABSTAIN” on the other proposals. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” each Director and “FOR” both the approval of the amendment to our 1998 Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP as InfoSpace’s independent public accountants.

If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name”), your broker will have discretionary authority to vote your shares “FOR” each director or to withhold votes for each or every director. Your broker will also have the discretionary authority to vote your shares “FOR” or “AGAINST” Proposals 2 and 3, the approval of the amendment to our 1998 Employee Stock Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP, respectively. A broker non-vote will not have any effect on the outcome of the voting on a proposal.

If any other matters are properly presented for consideration at the annual meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the annual meeting.

Q:	How may I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you may submit your proxy by following the instructions on the Proxy Card.

BY MAIL—You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my Proxy Card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person (as described above). Attending the meeting will not revoke your proxy unless you specifically request it. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	What is InfoSpace’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each nominee to the Board, “FOR” the approval of the amendment to InfoSpace’s 1998 Employee Stock Purchase Plan and “FOR” the ratification of Deloitte & Touche LLP as InfoSpace’s independent auditors for fiscal year 2003.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2003, which will be filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of InfoSpace as of March 31, 2003 as to (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director and each nominee for director of InfoSpace, (iii) each of the executive officers named in the Summary Compensation Table in “Additional Information Relating to Directors and Executive Officers of InfoSpace” and (iv) all current directors and executive officers as a group. Percentages are based on total shares outstanding as of March 31, 2003. This number includes exchangeable shares of our subsidiaries, InfoSpace.com Canada Holdings Inc. and InfoSpace Speech Solutions Holdings Company, which are at any time exchangeable into, and have voting rights equivalent to, our common stock. The share numbers below reflect a 1-for-10 reverse stock split of our common stock effective as of September 13, 2002.

	Shares Beneficially Owned (1)
Principal Stockholders, Directors and Named Executive Officers	Number		Percent
Naveen Jain c/o Intelius City Center Bellevue 500 108th Avenue NE Suite 1660 Bellevue, WA 98004	5,789,056		18.6%

Acorn Ventures-IS, LLC 1309 114th Avenue S.E. Suite 200 Bellevue, WA 98004	1,970,003	(2)	6.0%

Rasipuram V. Arun	150,434	(3)	*

York Baur	24,438	(4)	*

Edmund O. Belsheim, Jr.	327,495	(5)	*

Jan Claesson	47,570	(6)	*

John E. Cunningham, IV	41,733	(7)	*

Richard D. Hearney	8,000	(8)	*

Rufus W. Lumry, III	1,976,268	(9)	6.1%

Lewis M. Taffer	4,500	(10)	*

George M. Tronsrue, III	0		*

James F. Voelker	120,000	(11)	*

Vanessa Wittman	0		*

All current directors and executive officers as a group (13 persons)	8,373,221	(12)	21.2%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 1,375,022 shares of common stock issuable upon exercise of warrants currently exercisable and 15,500 shares of common stock beneficially owned by Rufus W. Lumry, III. Mr. Lumry is the principal stockholder, sole director and President of Acorn Ventures, Inc., the sole member of Acorn Ventures-IS, LLC.
(3)	Includes 134,023 shares of common stock subject to options exercisable within 60 days of March 31, 2003. Mr. Arun’s employment with InfoSpace terminated in January 2003. Subject to certain exceptions, InfoSpace stock options generally may be exercised up to 90 days after employment with InfoSpace ends to the extent vested on the date of termination. Share ownership is based on information last reported to us by this former employee.
(4)	Consists of shares of common stock subject to options exercisable within 60 days of March 31, 2003.
(5)	Includes 315,729 shares of common stock subject to options exercisable within 60 days of March 31, 2003.
(6)	Includes 41,667 shares of common stock subject to options exercisable within 60 days of March 31, 2003. Mr. Claesson’s employment with InfoSpace terminated in April 2003. Subject to certain exceptions, InfoSpace stock options generally may be exercised up to 90 days after employment with InfoSpace ends to the extent vested on the date of termination.
(7)	Includes 16,500 shares of common stock subject to options exercisable within 60 days of March 31, 2003, and 9,280 shares of common stock held by Clear Fir Partners LP. Mr. Cunningham is the President of Clear Fir Partners, LP.
(8)	Consists of shares of common stock subject to options exercisable within 60 days of March 31, 2003.
(9)	Includes 15,500 shares of common stock subject to options exercisable within 60 days of March 31, 2003, and 1,954,551 shares beneficially owned by Acorn Ventures-IS, LLC. See note (2) above. Also includes 6,217 shares held in trust for Mr. Lumry’s children, of which Mr. Lumry disclaims beneficial ownership.
(10)	Consists of shares of common stock subject to options exercisable within 60 days of March 31, 2003.
(11)	Consists of shares of common stock subject to options exercisable within 60 days of March 31, 2003.
(12)	Includes 1,955,019 shares of common stock subject to options and warrants exercisable within 60 days of March 31, 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board of Directors comprises nine members, which are divided into three equal classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director.

Nominees For Directors

Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2006. The Board of Directors has nominated John Cunningham, IV, Edmund O. Belsheim, Jr. and Lewis M. Taffer for re-election as a Class I directors.

One Class III director is to be elected at the Annual Meeting for a term ending in 2005. The Board of Directors has nominated Vanessa Wittman for election as a Class III director. Ms. Wittman joined the Board in April 2003, when the Board increased the number of our directors from eight to nine as permitted by our Certificate of Incorporation. Because she was appointed to fill a vacancy created by such increase, our bylaws require that she stand for election at this annual meeting. Ms. Wittman’s expertise and experience qualifies her as an audit committee financial expert as defined by the SEC in Regulation S-K Item 401(h).

Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nominees. In the event that any nominee of the Board of Directors is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that a nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Election of Directors

If a quorum is present and voting, the three Class I nominees and one Class III nominee receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES.

The names of the nominees of the Board of Directors and certain information about them are set forth below:

Director Nominees

Class I—Terms to Expire in 2006

Name of Nominee	Age	Positions with InfoSpace	Director Since
Edmund O. Belsheim, Jr.	50	Chief Administrative Officer and Director	2001
John E. Cunningham, IV(1)(2)(3)	45	Director	1998
Lewis M. Taffer(1)(3)	55	Director	2001

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating and Governance Committee.

Edmund O. Belsheim, Jr. joined InfoSpace in November 2000 as Senior Vice President and General Counsel, and was appointed Chief Operating Officer and a director in January 2001. He served as Chief Operating Officer until April 2003, at which time he was appointed Chief Administrative Officer. He also served as President from July 2001 to December 2002. From April 1999 to November 2000, he was a partner at Perkins Coie LLP, a Seattle-based law firm. From 1996 to 1998, Mr. Belsheim served as Vice President, Corporate Development, General Counsel and Secretary of Penford Corporation, a maker of specialty starches. He also served as Senior Vice President, Corporate Development, General Counsel and Secretary of Penwest Pharmaceuticals Co., an oral drug delivery technology and products company. Prior to joining Penford Corporation, Mr. Belsheim was a member of the law firm Bogle & Gates, P.L.L.C. Mr. Belsheim holds an A.B. from Carleton College, an M.A. from the University of Chicago and a J.D. from the University of Oregon.

John E. Cunningham, IV has served as a director of InfoSpace since July 1998. Mr. Cunningham has been a general partner of Clear Fir Partners, L.P. since February 1998. From April 1995 until February 2003, he served as President of Kellett Investment Corporation, an investment fund for private companies. During 1997, Mr. Cunningham acted as interim Chief Executive Officer of Real Time Data, a wireless services company. From February 1991 to November 1994, he served as Chairman and Chief Executive Officer of RealCom Office Communications, a privately held telecommunications company that merged with MFS Communications Company, Inc. Mr. Cunningham is on the Board of Directors of Petra Capital, LLC and digiMine.com, and also serves as an advisor to Petra Mezzanine Fund, L.P. He holds a B.A. from Santa Clara University and an M.B.A. from the University of Virginia.

Lewis M. Taffer has served as a director since June 2001. Since May 2001, Mr. Taffer has been an independent consultant specializing in marketing, business development and strategic partnerships. From 1979 through April 2001, Mr. Taffer served in various positions at American Express Company, most recently as Senior Vice President—Corporate Business Development, a position at which he developed and launched an online shopping portal for American Express Cardmembers which utilized InfoSpace services. Previously, Mr. Taffer’s career at American Express focused primarily on managing the company’s relationships with large, U.S.-based airlines, hotels, retailers, restaurants and entertainment companies. Mr. Taffer serves on the board of directors of Cure for Lymphoma Foundation, a nonprofit entity. Mr. Taffer holds a B.A. from the University of Pittsburgh and a J.D. from the University of Michigan.

Class III—Term to expire in 2005

Name of Director	Age	Positions with InfoSpace	Director Since
Vanessa Wittman (1)	35	Director	2003

(1)	Chairman of the Audit Committee.

Vanessa Wittman was appointed to our Board of Directors in April 2003. Since March 2003, she has been Executive Vice President and Chief Financial Officer of Adelphia Communications Corporation, a cable television company. From February 2000 to March 2003, Ms. Wittman served as Chief Financial Officer for 360networks, inc., during which time 360networks and certain of its affiliates voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code. She also served as Senior Director, Corporate Development for Microsoft, Inc. from April 1999 to February 2000 and as Chief Financial Officer for Metricom, Inc., a wide-area wireless data solutions provider, from April 1997 to November 1998. Ms. Wittman holds a B.S./B.A. from University of North Carolina, and an M.B.A. from The Darden Graduate School of Business.

Continuing Directors

Class II—Terms expiring in 2004

The names of our Class II directors, whose terms end in 2004, and certain information about them are set forth below:

Name of Director	Age	Positions with InfoSpace	Director Since
Richard D. Hearney(1)(2)	63	Director	2001
Rufus W. Lumry, III	56	Director	1998
James F. Voelker	52	Chairman, Chief Executive Officer and President	2002

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Governance Committee.

Richard D. Hearney has served as a director since September 2001. General Hearney served as President and Chief Executive Officer of Business Executives for National Security, an organization focusing on national security policy from January 2000 to April 2002. He joined McDonnell Douglas Corporation in 1996 and served as Regional Vice President of Business Development—Western Europe until the acquisition of McDonnell Douglas by The Boeing Company in 1997, and subsequently served as Vice President of the Military Aircraft and Missile Systems Group of Boeing until November 1999. General Hearney served in the United States Marine Corps for over 30 years, and retired from military service in 1996 as Assistant Commandant of the Marine Corps. He holds a B.A. from Stanford University, an M.A. from Pepperdine University and graduated from the Naval War College.

Rufus W. Lumry, III has served as a director of InfoSpace since December 1998. Since 1992, Mr. Lumry has served as President of Acorn Ventures, Inc., a venture capital firm he founded. Prior to founding Acorn Ventures, Mr. Lumry served as a director and officer of McCaw Cellular Communications. Mr. Lumry was one of the founders of McCaw in 1982, and retired from McCaw in 1990 as Executive Vice President and Chief Financial Officer. Mr. Lumry holds an A.B. from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration.

James F. Voelker assumed the role of our Chairman, Chief Executive Officer and President in December 2002. He has served as a director since July 2002. He served as President and a director of NEXTLINK Communications, Inc. (now XO Communications, Inc.) from inception in 1994 through 1998. Prior to NEXTLINK, he served as CEO and director of U.S. Signal, a full service competitive local exchange carrier. He currently serves as an advisor to Providence Equity Partners.

Class III—Terms expiring in 2005

The names of our previously elected Class III directors, whose terms end in 2005, and certain information about them are set forth below:

Name of Director	Age	Positions with InfoSpace	Director Since
Naveen Jain	43	Director	1996
George M. Tronsrue, III(1)	46	Director	2003

(1)	Member of the Compensation Committee.

Naveen Jain founded InfoSpace in March 1996. Mr. Jain served as our Chief Executive Officer from our inception in March 1996 to April 2000 and from January 2001 to December 2002. He also served as our President from inception to November 1998, as our sole director from our inception to June 1998, and as Chairman of the Board from June 1998 to December 2002. Mr. Jain founded Intelius, Inc., an integrated personal intelligence data company, in January 2003 and serves as its Chairman and Chief Executive Officer. From June 1989 to March 1996, Mr. Jain held various positions at Microsoft Corporation, including Group Manager for MSN, Microsoft’s online service. From 1987 to 1989, Mr. Jain served as Software Development Manager for Tandon Computer Corporation, a PC manufacturing company. From 1985 to 1987, Mr. Jain served as Software Manager for UniLogic, Inc., a PC manufacturing company. From 1982 to 1985, he served as Product Manager and Software Engineer at Unisys Corporation/Convergent Technologies, a computer manufacturing company. Mr. Jain holds a B.S. from the University of Roorkee and a M.B.A. from St. Xavier’s School of Management.

On March 10, 2003, we filed a lawsuit against Mr. Jain, Intelius and Kevin Marcus, Intelius’ chief technology officer. The suit alleges that Mr. Jain has breached fiduciary and contractual duties owed to InfoSpace and alleges related claims against the Mr. Marcus and Intelius. Mr. Marcus was our chief software architect from April 1996 through November 2002. According to the lawsuit, filed in King County Superior Court, Seattle, Mr. Jain and Mr. Marcus are violating their non-compete agreements with InfoSpace, misappropriating our trade secrets and confidential information, and wrongfully interfering with our contractual relationships.

George M. Tronsrue, III was appointed as a director in February 2003. Mr. Tronsrue has served as Chairman and Chief Executive Officer of Monet Mobile Networks Inc., a Seattle-based wireless Internet service provider, since January 2000. From October 1997 to October 1999, Mr. Tronsrue was with XO Communications, Inc. (formerly NEXTLINK Communications, Inc.), a broadband communications company, where he served as Chief Operating Officer and was also appointed as President in July 1998. Prior to his tenure at XO Communications, Mr. Tronsrue was a member of the initial executive management team of American Communications Services, Inc. (later called e.spire Communications, Inc.), an Internet data and fiber infrastructure company. Prior to e.spire, Mr. Tronsrue was employed by Teleport Communications Group and MFS Communications. Mr. Tronsrue serves on the boards of directors of several private companies and charitable organizations. Mr. Tronsrue holds a B.S. from the U.S. Military Academy.

Board Meetings and Committees

The Board of Directors of InfoSpace held a total of 22 meetings, and acted by unanimous written consent once, during 2002. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. For the fiscal year ended December 31, 2002, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

The Audit Committee.    The Audit Committee, which currently consists of directors John Cunningham, Richard Hearney and Vanessa Wittman, met six times during 2002. Among other functions, the Audit Committee appoints our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our balance sheet, statement of operations and cash flows and reviews and evaluates our internal control functions. Our Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent accountants and for establishing procedures for handling complaints regarding our accounting practices. Our Audit Committee also has authority, and appropriate funding, to engage independent advisors as it deems necessary to carry out its duties. Each director who served as a member of the Audit Committee during 2002 was an “independent director” as defined in the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended.

On April 21, 2000, the Board of Directors adopted a charter for the Audit Committee, which was subsequently amended on October 21, 2002. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of the Audit Committee Charter, as amended, is attached as Exhibit A to this Proxy Statement.

The Compensation Committee.    The Compensation Committee currently consists of directors John Cunningham, George Tronsrue and Lewis Taffer. The Compensation Committee met six times, and acted by unanimous written consent two times, during 2002. The Compensation Committee reviews and approves the compensation and benefits for our executive officers, administers our stock plans and makes recommendations to the Board of Directors regarding these matters.

The Nominating and Governance Committee. The Nominating and Governance Committee, which was formed by the Board of Directors in February 2003, currently consists of directors John Cunningham, Richard Hearney and Lewis Taffer. The Nominating and Governance Committee’s duties include (1) assisting the board by identifying prospective director nominees and to recommend to the board the director nominees for the next annual meeting of stockholders, (2) developing and recommending to the board the governance principles applicable to InfoSpace, (3) overseeing the evaluation of the board, and (4) recommending to the board director nominees for each committee.

The Nominating and Governance Committee will also consider stockholder nominees for election to the board. Stockholders may nominate candidates for election as directors by following the procedures set forth in our bylaws. Nomination of one or more candidates for election to the board may be made at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose. Such nominations must be submitted in writing to the secretary of the corporation. To be timely, a stockholder’s nomination must be delivered to or mailed and received at the principal executive offices of the corporation not fewer than 60 nor more than 90 days prior to the meeting. However, if the date of the meeting is announced less than 70 days prior to the meeting, a stockholder will have until the close of business on the tenth day after notice of the date of the meeting was first given to submit the nomination. The nomination must contain all of the information about the nominee and the nominating stockholder required by the bylaws.

Compensation of Directors

We pay an annual retainer of $15,000 to each member of our Board of Directors, and the Chairman of the Audit Committee receives an additional $5,000 annual retainer. Each director is also paid $750 for each Board of Directors and committee meeting attended, and reimbursed for travel expenses incurred to attend the meetings.

Under our Restated 1996 Flexible Stock Incentive Plan, as amended, we grant a nonqualified stock option to purchase 10,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to the Board of Directors. In addition, immediately following each annual meeting of stockholders, we grant to each nonemployee director an additional nonqualified stock option to purchase 7,500 shares of common stock, except for those nonemployee directors who were newly elected to the Board of Directors at such annual meeting or within the three-month period prior to such annual meeting. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of grant.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO

OUR EMPLOYEE STOCK PURCHASE PLAN TO INCREASE

THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

Proposed Amendment

In April 2003, our Board of Directors approved, subject to stockholder approval, an amendment to our 1998 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for purchase under the ESPP by 1,000,000 shares. We are asking our stockholders to also approve this amendment to the ESPP to increase the number of shares available for purchase under the ESPP by 1,000,000 shares so that we can continue to use the ESPP to achieve our goals.

The ESPP was originally adopted by our Board of Directors and approved by our stockholders in August 1998. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and permits eligible employees of InfoSpace and our subsidiaries to purchase our common stock at a discount to the fair market value. Separate six-month offering periods under the ESPP begin on each January 1 and July 1. The price of common stock purchased under the ESPP will be the lesser of 85% of the fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period. The ESPP does not have a fixed expiration date, but may be terminated by our Board of Directors at any time.

A total of 360,000 shares of our common stock initially were reserved for issuance under the ESPP (the “Pool”). A total of 276,635 shares have been purchased through the ESPP and 83,365 shares remain available for purchase in the future. To date, we have received $3.4 million from employees for purchases of stock under the ESPP.

Our named executive officers and directors have an interest in this proposal to the extent that they are eligible to purchase shares through the ESPP. Owners of 5% or more of our (or one of our subsidiary’s) common stock may not participate in the ESPP.

Reasons for the Amendment

We rely upon the ESPP as one of the benefits necessary to attract and retain outstanding and highly skilled service providers, especially in the competitive labor markets in which we must compete. In addition, we have grown significantly since the adoption of the ESPP. Accordingly, our Board of Directors believes it is in our best interests to provide for an increase in the number of shares currently reserved for issuance under the ESPP, so that we may continue to use the ESPP to promote our long-term success.

If we are unable to secure stockholder approval for the amendment to the ESPP, we would lose favorable tax and accounting treatment, as described below, for purchases under the plan after the depletion of the shares reserved for issuance. Our Board of Directors believes that the adverse consequences of this loss would then outweigh the benefits of offering the ESPP to our employees. Accordingly, if our stockholders do not approve the amendment, our Board intends to terminate the ESPP after the shares currently reserved for issuance are exhausted. Failure to approve the amendment to the ESPP could make it more difficult for us to recruit, retain and provide incentives to our employees.

The following paragraphs provide a summary of the principal features of the ESPP, which is set forth in its entirety as Exhibit B to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit B.

Vote Required for Approval of Amendment

The affirmative vote of a majority of the votes cast will be required to approve the amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE ESPP.

Summary of the ESPP

Purpose.    The purposes of the ESPP are:

•	to assist our employees and employees of designated subsidiary corporations in acquiring a stock ownership interest in InfoSpace pursuant to a plan that is intended to qualify for favorable tax treatment under Section 423 of the Code; and

•	to encourage employees to remain in the employ of InfoSpace and its subsidiary corporations.

Administration.    The ESPP is administered by our Board of Directors and the Compensation Committee of the Board. Subject to the provisions of the ESPP, the administrator of the ESPP has the discretion and authority to administer the ESPP and to control its operation.

Eligibility.    Employees are eligible if they meet the following criteria:

•	The employee is employed by InfoSpace, one of its domestic subsidiaries, or any other subsidiary designated by the Board or the Plan Administrator, on the first day of an offering period;

•	the employee does not, immediately after he or she purchases stock pursuant to the ESPP, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of InfoSpace or any subsidiary; and

•	the employee’s customary employment is for more than 20 hours per week.

Terms and Conditions.    Participation in the ESPP is subject to the following terms and conditions:

•	Purchase Price. The purchase price at which stock may be acquired under the ESPP in any offering period is 85% of the lesser of:

•	the fair market value of the stock on the first day of the offering period; and

•	the fair market value of the stock on the last day of the offering period.

The fair market value of the stock on any date shall be the closing price for the stock as reported for such day by the Nasdaq National Market. If no sales of the stock were made on Nasdaq on such day, fair market value shall mean the closing price for the stock as reported for the next preceding day on which sales of the stock were made on Nasdaq.

•	Value Limitation. The aggregate fair market value (determined at the offering date) of all shares purchased by an employee pursuant to the ESPP during a calendar year may not exceed $25,000.

•	Form of Consideration. Stock that is acquired pursuant to the ESPP may be paid for only by means of payroll deductions. Subject to certain conditions and exceptions, the amount of compensation to be withheld from an employee’s pay during each pay period shall be determined by the employee. The amount of payroll withholding with respect to the ESPP for any eligible employee during any pay period shall be at least 1% but shall not exceed 15% of the employee’s regular cash compensation for such pay period. Amounts shall be withheld in whole percentages only.

•	Termination of Employment. Termination of employment for any reason will result in immediate termination of that employee’s participation in the ESPP. The payroll deductions credited to the employee’s account since the beginning of the current offering period shall, as soon as practical, be returned to the employee.

•	Nontransferability of Options. Each stock purchase right granted pursuant to the ESPP generally is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee.

Adjustment Upon Changes in Capitalization.    If there is any change in the stock subject to the ESPP or outstanding awards through merger, consolidation, reorganization, reincorporation, stock split, stock dividend, or other change in the capital structure of InfoSpace, appropriate adjustments will be made by the Board or Compensation Committee in order to preserve, but not to increase the benefits to the individual, including adjustments to the aggregate number, kind and price per share of shares subject to the ESPP or outstanding awards. If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the Pool.

Merger, Acquisition, Liquidation or Dissolution of InfoSpace.    In the event of the merger or consolidation of InfoSpace into another corporation, the acquisition by another corporation of all or substantially all of InfoSpace’s assets, or the liquidation or dissolution of InfoSpace, the last day of the current offering period shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of outstanding awards in a manner complying with Code Section 424(a).

Allocation of Benefits.    Because the purchase of shares pursuant to the ESPP is discretionary with all eligible employees, the amount of shares that would have been distributable during 2002 to all employees, or to groups of employees, or to any particular employee had the proposed amendment been in effect during 2002 are not determinable.

Amendment and Termination of the ESPP.    The Board of Directors generally may at any time amend, suspend or terminate the ESPP as it deems advisable. However, no such amendment, suspension or termination may, without the consent of the affected individual, alter or impair any rights or obligations under any outstanding rights. The Board intends to terminate the ESPP when the Pool is depleted unless the amendment increasing the shares available under the ESPP is approved by our stockholders.

Federal Income Tax Information.

The discussion below summarizes the federal income tax consequences of purchases of stock pursuant to the ESPP. It also summarizes the tax consequences of the subsequent sale or other disposition of shares acquired pursuant to the ESPP. This summary is not intended to be exhaustive and may not cover all tax aspects of every situation.

First Day of the Offering Period.    A participating employee is not taxed at the beginning of the offering period.

Date of Purchase of Stock.    A participating employee is not taxed when shares are purchased at the end of the offering period, even though the purchase price will be the lower of 85% of the fair market value on the first day of the offering period or the last day of the offering period.

Date of Sale of Shares.    If the employee sells his or her shares two years or more after the beginning of the offering period and one year or more after purchase (the “Statutory Holding Periods”):

•	At the time the shares are sold, any gain up to 15% of the market value of the shares at the beginning of the offering period is taxable as ordinary income, and any further gain is taxable as long-term capital gain.

•	Any loss is treated as long-term capital loss, and there will be no ordinary income.

If the employee sells the share before the end of the Statutory Holding Periods:

•	At the time the shares are sold, the difference between the purchase price and the fair market value of the shares on the date of purchase is taxable as ordinary income.

•	The difference between the amount received on the sale of the shares and the fair market value of the shares on the date of purchase is taxable as capital gain or loss.

Tax Deduction by Company.    If the employee sells his or her shares before the end of the Statutory Holding Periods, InfoSpace is entitled to a tax deduction corresponding to the ordinary income recognized under the rules discussed above. At any time, InfoSpace may, but will not be obligated to, withhold from the employee’s compensation the amount necessary to meet applicable withholding obligations.

Disposition Other than Sale.    If the employee gives away or otherwise disposes of his or her shares before the end of the Statutory Holding Periods, the difference between the purchase price for the shares and their fair market value on the date of purchase is taxable to the employee as ordinary income. If the employee gives away or otherwise disposes of the shares after the Statutory Holding Periods have elapsed, an amount up to 15% of the market value of the shares at the beginning of the offering period is taxable to the employee as ordinary income.

The foregoing is only a summary of the effect of federal income taxation upon employees and InfoSpace with respect to the shares purchased under the ESPP. It does not purport to be complete, or to consider all of the facts and circumstances applicable to a particular employee, and reference should be made to the applicable provisions of the tax code.

Equity Compensation Plan Disclosure

The following table provided information about our stock option plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,917,867	$63.055	1,815,809
Equity compensation plans not approved by security holders (2)	1,472,458	$39.11	1,842,922
Total	5,390,325	$56.51	3,658,731

(1)	Includes shares to be issued under our Restated 1996 Flexible Stock Incentive Plan and our 1998 Employee Stock Purchase Plan. Also includes 133,796 shares to be issued upon exercise of outstanding options under the Go2Net, Inc. 2000 Stock Option Plan, Go2Net, Inc. 1996 Stock Option Plan, and IQC Corporation Option To Purchase Common Stock. These plans were assumed in connection with the acquisition of Go2Net, Inc., which was approved by our stockholders on October 12, 2000. No shares remain available for future issuance under these plans.
(2)	Includes shares to be issued under our 2001 Nonstatutory Stock Option Plan and also includes 10,611 shares to be issued upon exercise of outstanding options under the Savesmart, Inc. 1997 Equity Incentive Plan, the saraide.com inc 1998 Equity Incentive Plan, INEX Corporation Share Option Plan, which were assumed by InfoSpace on acquisition of the companies sponsoring such plans. No shares remain available for future issuance under these plans. Also includes 11,267 shares to be issued upon exercise of outstanding options under the InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan, which was adopted by InfoSpace in connection with the acquisition of Saraide. We do not intend to make additional option grants under this plan. 4,771 shares underlying compensatory options issued outside of any benefit plan prior to our becoming a public company in 1998 are also included

The following plans have been approved by our stockholders:

Restated 1996 Flexible Stock Incentive Plan

The purpose of the 1996 Plan is to provide an opportunity for our employees, officers, directors, independent contractors and consultants to acquire our common stock. The 1996 Plan provides for grants of stock options, stock appreciation rights, or SARs, and stock awards. At December 31, 2002, an aggregate of 6,934,550 shares of common stock were authorized for issuance under the 1996 Plan. As of December 31, 2002, options to purchase 3,784,071 shares of common stock were outstanding under the 1996 Plan at a weighted average exercise price of $38.23 per share, and options to purchase 1,732,444 shares were available for future grant.

Stock Option Program for Nonemployee Directors

Under the 1996 Plan, we grant a nonqualified stock option to purchase 10,000 shares of common stock to each nonemployee director on the date the director is first appointed or elected to our Board of Directors. We grant to each nonemployee director an additional nonqualified stock option to purchase 7,500 shares of common stock immediately following each Annual Meeting of Stockholders, except for those nonemployee directors who were newly elected to the Board of Directors at such Annual Meeting of Stockholders or within the three-month period prior to such Annual Meeting of Stockholders. All options granted under the program for nonemployee directors fully vest on the first anniversary of the date of such grant.

1998 Employee Stock Purchase Plan

We adopted the 1998 Employee Stock Purchase Plan in August 1998. The Purchase Plan is intended to qualify under Section 423 of the Code and permits eligible employees to purchase our common stock through payroll deductions of up to 15% of their compensation. Under the Purchase Plan, no employee may purchase stock worth more than $25,000 in any calendar year, valued as of the first day of each offering period. We have authorized an aggregate of 360,000 shares of common stock for issuance under the Purchase Plan and are soliciting stockholder approval of an amendment to the Purchase Plan to increase this number by 1,000,000 shares.

The Purchase Plan is implemented with six-month offering periods. Offering periods begin on each January 1 and July 1. Participants purchase common stock under the Purchase Plan at a price equal to the lesser of 85% of their fair market value on the first day of an offering period and 85% of the fair market value on the last day of an offering period. A total of 276,635 shares of common stock have been issued under the Purchase Plan and 83,365 shares remain available for future purchase.

The following plans have not been approved by our stockholders.

2001 Nonstatutory Stock Option Plan

In February 2001, our Board of Directors approved the adoption of the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan, under which nonqualified stock options to purchase common stock or shares of restricted stock may be granted to employees. Under the 2001 Plan, 2.5 million shares of common stock are authorized for grant of options or issuance of restricted stock. Options granted under the 2001 Plan expire ten years from the date of the grant and vest over two years, with 50% vesting ratably on a monthly basis for the first 24 months and the remaining 50% balance vesting at the end of the two-year period. Restricted stock granted under the 2001 Plan vests over a 17-month period, 16.7% two months from the date of grant and ratably thereafter on a quarterly basis. As of December 31, 2002, options to purchase 1,445,809 shares of our common stock were outstanding at a weighted-average exercise price of $36.03 per share and 854,189 shares were available for grant of options or issuance of restricted stock under the 2001 Plan.

InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan

InfoSpace, Inc. and Saraide each adopted the 2000 Stock Plan effective April 17, 2000. The purpose of the 2000 Stock Plan is to attract, retain and provide incentives to employees, directors and consultants of Saraide. The 2000 Stock Plan provides for grants of both Saraide options and InfoSpace options; optionees will have the right to exercise either set of options as they vest. When an optionee exercises a number of Saraide options, this will automatically cancel a proportional number of the optionee’s InfoSpace options, and similarly, when an optionee exercises a number of InfoSpace options, this will automatically cancel a proportional number of the optionee’s Saraide options. InfoSpace has authorized an aggregate of 1,000,000 shares of InfoSpace common stock for issuance under the 2000 Stock Plan, and Saraide has authorized an aggregate of 1,000,000 shares of Saraide common stock for issuance under the 2000 Stock Plan.

Options under the 2000 Stock Plan expire ten years from the date of the grant. Options under this plan generally vest over four years, 25% one year from date of grant and ratably thereafter on a monthly basis. As of December 31, 2002, options to purchase 11,267 shares of our common stock were outstanding under the 2000 Stock Plan at a weighted average exercise price of $454.38 per share, and options to purchase 988,733 shares of InfoSpace common stock were available for future grant. We do not intend to make additional grants from this plan.

Plans Assumed in Connection With Acquisitions

We have six option plans assumed through the acquisition of Go2Net and other companies. Options granted under these plans typically vest over a four-year period, 25% one year from the date of grant and ratably thereafter on a quarterly basis and expire six years from the date of grant. As of December 31, 2002, options to purchase 144,407 options were outstanding from these assumed plans. No new option grants were made under these plans after the dates of the respective acquisitions, and no shares are available for option grants from these plans.

We also have nonqualified stock options that were issued outside of the other stock option plans in 1998. These options vest over four years, 25% one year from the date of grant and ratably thereafter on a monthly basis and expire ten years from the date of grant. As of December 31, 2002, 4,771 options were outstanding from the options issued outside of our stock plans.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Deloitte & Touche LLP has audited our financial statements annually since 1997. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote; Ratification of Appointment of Independent Auditors

The affirmative vote of the holders of a majority of the votes cast is required to approve the appointment of the independent auditors.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THIS PROPOSAL.

Fees Paid to Independent Auditors for 2002 and 2001

The aggregate fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) to InfoSpace and subsidiaries during the fiscal years ended December 31, 2002 and 2001 were as follows:

	2002	2001
Audit Fees: Quarterly reviews and interim audit procedures	$233,873	$365,049
SEC filings	—	135,464
Year-end audit	600,994	549,498

Total audit fees	834,867	1,050,011

Audit-related fees:
Employee benefit plan audit	—	52,588
Information systems security attestation procedures	370,464	17,940

Total audit-related fees	370,464	70,528

Total audit and audit-related fees	1,205,331	1,120,539

Tax fees	365,759	684,995
All other fees—Financial systems design and implementation	—	146,000

Total fees	$1,571,090	$1,951,534

The Audit Committee has considered whether the provision by Deloitte & Touche of the non-audit services described above is compatible with Deloitte & Touche’s independence. After this consideration, the Audit Committee has determined that Deloitte & Touche’s independence as an auditor has not been compromised by its provision of these services. The Audit Committee’s pre-approval policies and procedures are set forth in its charter attached as Exhibit A to this Proxy Statement.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of InfoSpace shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that InfoSpace specifically incorporates it by reference into such filing.

During the fiscal year ended December 31, 2002, the Audit Committee of the Board of Directors was comprised of two to three nonemployee directors. Each current member of the Audit Committee is, and each former member serving during 2002 was, an “independent director” as defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules. Our Board of Directors has determined that we currently have at least one “audit committee financial expert” sitting on the Committee. The Audit Committee met six times during the 2002 fiscal year.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of InfoSpace and other such duties as directed by the Board. The Audit Committee is also responsible for maintaining free and open means of communication between the directors, the independent auditors, and the financial management of InfoSpace. In addition to specified duties, the Committee may meet with various employees during the year and has access to any of InfoSpace’s employees or advisors with whom it wishes to communicate.

Management is responsible for InfoSpace’s internal controls, preparation of financial statements and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of InfoSpace’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee monitors and oversees these processes. The Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

In this context, the Audit Committee has:

•	discussed with InfoSpace’s independent auditors the overall scope and plans for their audits;

•	met and held discussions with the independent auditors, both with and without management present, to discuss the results of their examinations, their evaluations of InfoSpace’s internal controls, and the overall quality of InfoSpace’s financial reporting;

•	reviewed and discussed the audited financial statements with management of InfoSpace and with InfoSpace’s independent auditors, including discussion of the quality, not just acceptability, of the application of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•	discussed with the auditors the matters required to be discussed by SAS 61 (“Communications with Audit Committees”); and

•	discussed with the auditors their independence and have received the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”).

Based on our reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2002.

The Audit Committee has recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as InfoSpace’s independent auditors for the fiscal year ending December 31, 2003.

Members of the Audit Committee:

John E. Cunningham, IV

Richard D. Hearney

Vanessa Wittman

ADDITIONAL INFORMATION RELATING TO

OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

The following table sets forth information concerning the compensation we paid to our most highly compensated executive officers during 2002 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation Awards
		Salary	Bonus	Restricted Stock Award(s) ($)	Securities Underlying Options(#)	All Other Compensation
James F. Voelker(1)	2002	$10,769	—	—	605,500	—
Chairman, Chief Executive Officer and former President

Naveen Jain(2)	2002	$273,250	$41,340	—	200,000	—	(3)
Former Chairman and Chief Executive Officer	2001 2000	250,000 250,000	— —	— —	610,000 —	$7,259 —	(4)

Edmund O. Belsheim, Jr.(5)	2002	$250,000	$33,125	—	150,000	—
Chief Operating Officer and former President	2001 2000	250,000 52,083	— —	$205,000 —	297,500 40,000	$490 —	(6)

Rasipuram V. (“Russ”) Arun(7)	2002	$187,500	$26,500	—	—	$837,333	(8)
Former Executive Vice President and Chief Technology Officer	2001 2000	173,750 123,333	— —	$205,000 —	185,000 49,000	6,369 —	(9)

York Baur(10)	2002	$184,375	$23,187	—	75,000	—
Former Executive Vice President, Wireline	2001	54,407	—	—	60,000	—

Jan Claesson(11)	2002	$231,250	$26,312	—	75,000	—
Former Executive Vice President, Wireless	2001	71,154	—	—	100,000	—

(1)	Mr. Voelker was appointed Chairman, Chief Executive Officer and President in December 2003. In April 2003, Kathleen Rae was appointed to succeed Mr. Voelker as President.
(2)	Mr. Jain’s employment with InfoSpace terminated in December 2002. Mr. Jain continues to serve as a director of InfoSpace.
(3)	Does not include costs incurred by InfoSpace to provide security for Mr. Jain of $49,730, including costs incurred for installation of security systems at his home. Our Board of Directors approved reimbursement of these costs as a business expense.
(4)	Consists of $490 of reimbursed parking expenses and $6,769 for InfoSpace’s contribution to the Venture Fund prior to dissolution.
(5)	In December 2003, Mr. Voelker succeeded Mr. Belsheim as President.
(6)	Consists of reimbursed parking expenses.
(7)	Mr. Arun’s employment with InfoSpace terminated in January 2003.
(8)	Consists of cash payment to cover tax liability resulting from forgiveness of debt.
(9)	Consists of $6,369 for InfoSpace’s contribution to the Venture Fund prior to dissolution.
(10)	Mr. Baur served as Executive Vice President, Wireline through April 2003 and remains employed with InfoSpace.
(11)	Mr. Claesson’s employment with InfoSpace terminated in April 2003.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock options granted by InfoSpace to the Named Executive Officers during 2002.

	Individual Grants
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price($/Sh)(2)	Expiration Date Range	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name						5%($)	10%($)
James F. Voelker	5,500	(4)	0.3%	$6.70	7/2012	$23,175	$58,729
	600,000		26.8%	9.20	12/2012	3,471,498	8,797,458

Naveen Jain(5)	200,000		9.0%	5.10	8/2012	641,472	1,625,617

Edmund O. Belsheim, Jr.	150,000		6.7%	5.10	8/2012	481,104	1,219,213

Rasipuram V. Arun(6)	125,000		5.6%	5.10	8/2012	400,920	1,016,011

York Baur	75,000		3.4%	5.10	8/2012	240,552	609,606

Jan Claesson(7)	75,000		3.4%	5.10	8/2012	240,552	609,606

(1)	Based on a total of 2,235,629 shares underlying options granted to employees during 2002.
(2)	Options were granted at an exercise price equal to the fair market value of our common stock at the time of the grant.
(3)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and are therefore not intended to forecast possible future appreciation, if any, of the price of our common stock. Assumes all options are exercised at the end of their respective 10-year terms. Actual gains, if any, on stock option exercises depend on the future performance of the common stock and overall stock market conditions, as well as the option holders’ continued employment through the vesting period. The amounts reflected in this table may not be achieved.
(4)	This grant was made to Mr. Voelker upon his appointment to the Board of Directors pursuant to our non-employee directors program before he became an executive officer. See “Proposal One: Election of Directors—Compensation of Directors” above.
(5)	Mr. Jain’s employment with InfoSpace terminated in December 2002. All of Mr. Jain’s unexercised options subsequently terminated by their terms.
(6)	Mr. Arun’s employment with InfoSpace terminated in January 2003. Our employee stock options are generally exercisable, to the extent vested at termination, up to 90 days after termination, subject to certain exceptions.
(7)	Mr. Claesson’s employment with InfoSpace terminated in April 2003. Our employee stock options are generally exercisable, to the extent vested at termination, up to 90 days after termination, subject to certain exceptions.

Aggregate Option Exercises in 2002 and Year-End Option Values

The following table shows certain information concerning stock options exercised by the Named Executive Officers during 2002, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the Named Executive Officers on December 31, 2002.

	Shares Acquired On Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(1)		Value of Unexercised In the Money Options at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James F. Voelker	—	—	120,000	485,500	—	$9,620

Naveen Jain(3)	—	—	411,567	—	—	—

Edmund O. Belsheim, Jr.	—	—	160,000	487,500	—	502,350

Rasipuram V. Arun(4)	—	—	248,102	130,898	—	418,625

York Baur	—	—	18,188	116,812	—	251,175

Jan Claesson(5)	—	—	31,250	143,750	—	251,175

(1)	Represents the aggregate fair market value on the respective dates of exercise of the shares of common stock received on exercise of the options, less the aggregate exercise price of the options.
(2)	These values represent the number of shares subject to in-the-money options multiplied by the difference between the closing price of our common stock on December 31, 2002 ($8.449 per share) and the exercise price of the options.
(3)	Mr. Jain’s employment with InfoSpace terminated in December 2002. All of Mr. Jain’s unexercised options subsequently terminated by their terms.
(4)	Mr. Arun’s employment with InfoSpace terminated in January 2003. Our employee stock options are generally exercisable, to the extent vested at termination, up to 90 days after termination, subject to certain exceptions.
(5)	Mr. Claesson’s employment with InfoSpace terminated in April 2003. Our employee stock options are generally exercisable, to the extent vested at termination, up to 90 days after termination, subject to certain exceptions.

Employment Agreements

Our executive officers generally sign non-disclosure, invention release and non-competition agreements which limit their ability to compete with us for a year after their employment ends. Except as described below, our executive officers are employed on an at-will basis.

Chairman and Chief Executive Officer.    We have entered into an employment agreement with James Voelker, our Chairman and Chief Executive Officer, effective as of December 21, 2002. The term of the agreement extends to January 1, 2006. If Mr. Voelker’s employment is terminated by InfoSpace without cause or by Mr. Voelker for good reason (as defined in the agreement), he is entitled to severance benefits of 100% of his base salary and annual bonus rate for 12 months, acceleration of vesting of his stock options to the extent that they would have vested over the following 12 months, and insurance benefits.

The agreement provides for a base salary of $400,000, and an annual performance bonus of up to 100% of his annual salary. The agreement also provides for Mr. Voelker to receive two stock option grants, as follows:

•	an option to purchase 600,000 shares made on December 21, 2002, of which 120,000 shares vested on the grant date, 240,000 shares shall vest one year from the grant date, and the remaining shall vest on a monthly basis (6,666 each month) over the following 36 months.

•	an additional option to purchase 600,000 shares to be made on or before June 30, 2003, to vest as to 1/36th of the shares subject to the option monthly (16,666 each month) beginning December 21, 2003.

The options are otherwise subject to the terms of our standard employee stock option agreements.

In addition, if Mr. Voelker’s employment is terminated other than for cause in connection with a change of control of InfoSpace, he is entitled to receive (i) severance pay equal to his base salary rate, as then in effect, for a period of 18 months, (ii) additional severance pay at a rate equal to 100% of his annual bonus rate (but in no event less than $100,000), as then in effect, for a period of 12 months, and (iii) immediate vesting of 50% of the unvested shares subject to the stock options described above.

Other Executives.    We have also entered into employment agreements with each of our other executive officers. These agreements provide for an annual base salary, an annual performance bonus to be set at no less than 50% of the base salary, and a stock option grant subject to our standard terms. If the executive is terminated by InfoSpace without cause or by the executive for good reason (as defined in the agreement), including in connection with a change of control, the executive is entitled to severance benefits of 100% of his or her annual salary and annual bonus rate, acceleration of vesting of 50% of the executive’s unvested stock options, and insurance benefits.

In connection with termination of his employment in April 2003, we agreed to provide Jan Claesson, our former Executive Vice President, Wireless, severance pay equal to $250,000, accelerated vesting of 50% of his unvested stock options, and insurance benefits.

Benefit Plans

During 2002, our executive officers and directors received benefits under our Restated 1996 Flexible Stock Incentive Plan and the related Stock Option Program for Nonemployee Directors, and were also able to participate in our 1998 Employee Stock Purchase Plan. Our shareholders have approved both plans. For a description of those plans, see “Proposal Two—Approval of Amendment to Our Employee Stock Purchase Plan to Increase the Number of Shares Reserved for Issuance Thereunder—Equity Compensation Plan Disclosure.”

Compensation Committee Report on Executive Compensation

The following Report of the Compensation Committee of InfoSpace shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that InfoSpace specifically incorporates it by reference into such filing.

During the fiscal year ended December 31, 2002, the Compensation Committee of the Board of Directors was comprised of two nonemployee directors. The Compensation Committee establishes the general compensation policies of InfoSpace as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee seeks to provide the executive officers of InfoSpace with competitive compensation that enables InfoSpace to attract and retain employees who contribute to the success of InfoSpace and maximize stockholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

Salary and Bonus Compensation

The Compensation Committee establishes the salaries of the executive officers by considering (i) the salaries of executive officers in similar positions at comparably-sized peer companies, (ii) InfoSpace’s financial performance over the past year based upon revenues and operating results, (iii) the executive officer’s performance over the past year, (iv) the need to retain qualified executives; and (v) the attractiveness of non-cash compensation provided by InfoSpace. No set formula is used for these determinations, and no particular function is weighted greater or lesser than the other.

In 2002, we began granting bonuses to executive officers. Previously, we did not grant bonuses because we believed that equity-based compensation was sufficient. However, due to recent conditions in the stock market and the economy generally, as well as changes in our business, we determined that it would be in the best interest of the company to begin granting cash bonuses to our executive officers to reward performance. We base our determination of bonus amounts on the achievement of individual performance goals related to each executive officer’s duties and area of responsibility, and take into consideration the total compensation package for each executive officer.

Equity-Based Compensation

The Compensation Committee views stock options as an important part of its long-term, performance-based compensation program. The Compensation Committee bases grants of stock options to the executive officers of InfoSpace under its 1996 Flexible Stock Incentive Plan upon the Committee’s estimation of each executive’s contribution to the long-term growth and profitability of InfoSpace. The stock option grants are intended to provide additional incentives to the executive officers to maximize stockholder value. Options are generally granted at the then-current market price and are generally subject to four-year vesting periods to encourage key employees to remain with InfoSpace.

Compensation of the Chief Executive Officer

Mr. Jain’s annual salary was $250,000. In addition, he received an option grant in August 2002 to purchase 200,000 shares. In determining Mr. Jain’s annual salary and the size of the option grant, the Committee considered several factors, including the attainment of corporate revenue and operating results goals for the prior year, compensation paid to chief executives at comparable companies, the importance of providing Mr. Jain with continuing incentives while controlling costs, and the Mr. Jain’s longstanding contributions to InfoSpace. In August 2002, Mr. Jain’s salary increased to $312,000.

On December 21, 2002, InfoSpace appointed James F. Voelker as Chairman, Chief Executive Officer and President. We entered into an employment agreement with Mr. Voelker, and set his base salary at a minimum of $400,000. Mr. Voelker is also eligible for a performance bonus of up to 100% of his annual salary, to be based upon performance objectives to be mutually determined by the Compensation Committee (or the Board) and Mr. Voelker. In addition, we agreed to issue Mr. Voelker an option to purchase 600,000 shares upon commencement of his employment, and an additional option to purchase 600,000 shares to be issued in June 2003. In determining the terms of Mr. Voelker’s compensation, we considered Mr. Voelker’s executive management and industry experience, his demonstrated ability to lead growing companies, compensation paid to chief executive officers of comparable companies, and the scope of his duties at InfoSpace.

Summary

The Compensation Committee believes that these compensation policies have been instrumental in assisting InfoSpace to recruit and retain qualified employees and in linking compensation to its strategic objectives. InfoSpace’s compensation policies will continue to evolve over time as InfoSpace moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

Members of the Compensation Committee:

John E. Cunningham, IV

Lewis M. Taffer

George M. Tronsue, III

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish InfoSpace with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, InfoSpace believes that, during 2002, all filing requirements applicable to its executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities have been complied with.

Certain Relationships and Related Transactions

Transactions that are material to us, including loans, between us and our officers, directors and principal stockholders and their affiliates are approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors.

Strategic Business Arrangements

Since we tailor our products and services to the individual needs of each of our customers, all of our sales arrangements must be negotiated with our customers or business partners individually; as a result, we have no standard sales arrangements or standard pricing structure. We believe, however, that all of the following transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Transactions with Entities Having Relationships with Directors and Principal Stockholder

In March 2000, we entered into a service provider agreement and a promotion agreement with netgenShopper.com, Inc. Atul Jain, the president and owner of a majority of the outstanding equity securities of TEOCO Corporation, is the brother of Naveen Jain, a director and holder of more than 5% of our stock, and our former Chairman and Chief Executive Officer. At December 31, 2000, TEOCO indirectly owned approximately 57% of the outstanding equity securities of netgenShopper. Respond.com acquired netgenShopper in June 2001. Under the terms of the service provider agreement, netgenShopper makes its reverse auction technology available to us and the parties share revenue generated from subscription fees charged to our customers for the reverse auction service based on a formula set forth in the agreement. Under the terms of the promotion agreement, we provide promotional services to netgenShopper, and netgenShopper issued us a warrant to purchase 1,000,000 shares of netgenShopper’s common stock in consideration for such services. During 2002, we earned approximately $200,000 in fees under these agreements.

In February 2000, our former subsidiary, InfoSpace Venture Capital Fund 2000, LLC, invested $1.5 million in common stock of netgenShopper.com, Inc. In November 2000, we invested $8.0 million in preferred stock of netgenShopper.

Indemnification Arrangements

We have entered into standard indemnification agreements with each of our executive officers and directors.

Performance Graph

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that InfoSpace specifically incorporates it by reference into such filing.

Set forth below is a line graph comparing the cumulative return to the stockholders of our common stock to the cumulative return of (i) the Nasdaq U.S. Index and (ii) the Inter@ctive Week Internet Index for the period commencing December 15, 1998 (the date of our initial public offering) and ending on December 31, 2002.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG INFOSPACE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE INTER@CTIVE WEEK INTERNET INDEX

TRANSACTION OF OTHER BUSINESS

The Board of Directors of InfoSpace knows of no other matters to be submitted at the meeting. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of InfoSpace intended to be presented for consideration at our 2004 Annual Meeting of Stockholders must be received by InfoSpace no later than December 23, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made by: (i) the Board of Directors or (ii) any stockholder entitled to vote who has delivered written notice to the Secretary of InfoSpace not fewer than 60 days nor more than 90 days in advance of the annual meeting (or, with respect to an election of directors to be held at a special meeting, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. In the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholders must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Our Bylaws also provide that the only business that shall be conducted at an annual meeting is business that is brought before such meeting: (i) by or at the direction of the Board of Directors, or (ii) by any stockholder entitled to vote who has delivered written notice to the Secretary of InfoSpace not less than 60 days nor more than 90 days in advance of the annual meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. If a stockholder who has notified InfoSpace of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his or her proposal at such meeting, InfoSpace need not present the proposal for a vote at such meeting. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of InfoSpace. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to InfoSpace’s principal executive offices at 601 108th Avenue NE, Suite 1200, Bellevue, Washington 98004, Attention: Corporate Secretary.

By Order of the Board of Directors,

John M. Hall

Senior Vice President, General Counsel and

Secretary

Bellevue, Washington

April 15, 2003

EXHIBIT A

INFOSPACE INC. AUDIT COMMITTEE CHARTER

Adopted April 21, 2000

Amended October 21, 2002

Organization

There shall be a committee of the board of directors to be known as the audit committee. The membership of the committee shall consist of at least three independent directors who are generally knowledgeable in financial and auditing matters and are able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements

The audit committee shall be comprised solely of independent directors, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC, who are free of any relationships that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

The audit committee shall have at least one member who is a financial expert. To be a financial expert, the committee member must, through education and experience as a public accountant or as a CFO, controller or principal accounting officer of a U.S. public company have: 1) an understanding of U.S. GAAP and financial statements, 2) experience in preparing or auditing financial statements of comparable public companies and applying GAAP in the accounting for estimates, accruals and reserves, 3) experience with internal controls and 4) an understanding of audit committee functions.

The board of directors shall appoint one member of the audit committee as chairperson. The chairperson shall be responsible for leadership of the committee, presiding over the committee meetings, and reporting to the full board of directors.

The audit committee will meet at least four (4) times each calendar year, prior to the quarterly earnings release. Meeting minutes will be maintained for these meetings.

Statement of Policy

The audit committee of the board of directors assists the full board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. It is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention within the scope of its duties, with full power to retain outside counsel or other experts for this purpose if, in its judgment, that is appropriate.

Responsibilities

The audit committee’s primary responsibilities include:

•	Appointment, compensation and oversight of the company’s independent auditors for the purpose of preparing and issuing an audit report or related work.

•	The audit committee will review and sign the engagement letter with the independent auditors. In so doing, the committee will request from the auditors a written affirmation that the auditing firm is in fact independent and discuss with the auditors any relationship that may impact the auditor’s independence.

•	Meet with the independent auditors and the financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof receiving and reviewing the audit reports, including any comments or recommendations of the independent auditors.

A-1

•	Pre-approve all audit and non-audit services to be performed by the independent auditors. Review at each regularly scheduled audit committee meeting a report summarizing the services, including fees, provided by the independent auditors.

•	Meet with the independent auditors without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial and accounting personnel, and the cooperation the independent auditors received during the course of the audit.

•	Review with the independent auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desireable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review before filing the disclosure regarding the company’s system of internal controls required by the SEC to be contained in periodic filings and the attestations or reports by the auditors relating to such disclosure.

•	Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

•	Review the financial statements contained in the annual report to shareholders and in the Form 10-K with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and Form 10-K to be filed with the SEC.

•	Provide a report in the company’s proxy statement in accordance with the rules and regulations of the SEC.

•	Review with management and the independent auditors the quarterly financial information and press release prior to the company’s filing of Form 10-Q and quarterly earnings announcement. Direct the independent auditors to review such interim financial statements using professional standards and procedures for conducting such reviews.

•	Discuss with management and external counsel the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance areas as may be appropriate.

•	Meet separately with the company’s CEO and separately with the CFO as appropriate.

•	Review the required reports from the independent auditors to the audit committee describing the following:

•	Critical accounting policies and practices used by the company;

•	All alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of these alternative treatments, as well as the treatment preferred by the auditors, and;

•	Material written communications between the auditor and management and between external counsel and management.

•	Oversee compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities.

•	Establish procedures for receiving and reviewing accounting-related complaints and concerns by whistle blowers.

Review, approve and monitor the company’s code of ethics for senior financial personnel.

A-2

EXHIBIT B

INFOSPACE, INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE

The purposes of the InfoSpace, Inc. 1998 Employee Stock Purchase Plan (the “Plan”) are (a) to assist employees of InfoSpace, Inc., a Delaware corporation (the “Company”), and its designated subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiary corporations.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Company’s Compensation Committee.

“Company” means InfoSpace, Inc., a Delaware corporation.

“Designated Subsidiary” has the meaning set forth under the definition of “Eligible Employee” in this Section 2.

“Eligible Compensation” means all regular cash compensation including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

“Eligible Employee” means any employee of the Company or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (a “Designated Subsidiary”), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

(a)	the employee does not, immediately after the option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company; and

(b)	the employee’s customary employment is for more than 20 hours per week; provided, however, that the Plan Administrator may decrease this minimum requirement for future Offering Periods.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

“Enrollment Period” has the meaning set forth in Section 7.1.

“ESPP Broker” has the meaning set forth in Section 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Offering Period” has the meaning set forth in Section 5.1.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

“Plan” means the InfoSpace, Inc. 1998 Employee Stock Purchase Plan.

“Purchase Date” means the last day of each Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 6.

“Stock” means the common stock of the Company.

“Subscription” has the meaning set forth in Section 7.1.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the “Plan Administrator”). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2    Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s other officers or employees as the Plan Administrator so determines.

SECTION 4.    STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 19, a maximum of 1,360,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

SECTION 5.    OFFERING DATES

5.1    Offering Periods

(a)	Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”). The first Offering Period shall begin on the day (the “IPO Date”) on which shares of the Company’s Stock are first offered to the public in an underwritten initial public offering of such Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission (such day being the first trading day for the Stock on the Nasdaq National Market, the New York Stock Exchange or other applicable trading market), and shall end on July 31, 1999. Subsequent offering periods shall run from August 1 through January 31 and February 1 through July 31 of each year.

(b)	Notwithstanding the foregoing, the Board may establish (i) a different term for one or more Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering Period may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months.

(c)	In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

5.2    Purchase Periods

Each Offering Period shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, each Purchase Period shall commence on February 1 and August 1 of each year and end on the next July 31 and January 31, respectively, occurring thereafter; provided, however, that the Purchase Period for the first Offering shall commence on the IPO Date and end on July 31, 1999. Notwithstanding the foregoing, the Board may establish (a) a different term for one or more Purchase Periods and (b) different commencing and ending dates for any such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3    Governmental Approval; Stockholder Approval

Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications of the Plan and the issuance of Options and sale of Stock pursuant to the Plan and (b) obtaining stockholder approval of the Plan.

SECTION 6.    PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan (the “Offering Exercise Price”) shall be 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date; provided, however, that the Purchase Price for the first Offering Period shall be the lesser of (a) 100% of the initial public offering price per share of Stock, before underwriters’ discounts or concessions, set forth in that certain Underwriting Agreement between the Company and the representatives of the underwriters when executed in connection with the Company’s initial public offering of the Stock and (b) 85% of the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the closing price for the Stock as reported for such day by the Nasdaq National Market, the New York Stock Exchange or other trading market on which the Company’s Stock may then be traded (the “Exchange”). If no sales of the Stock were made on the Exchange on such day, fair market value shall mean the closing price for the Stock as reported for the next preceding day on which sales of the Stock were made on the Exchange. If the Stock is not listed on an Exchange, the Board shall designate an alternative method of determining the fair market value of the Stock.

SECTION 7.    PARTICIPATION IN THE PLAN

7.1    Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a subscription (the “Subscription”):

(a)	indicating the Eligible Employee’s election to participate in the Plan;

(b)	authorizing payroll deductions and stating the amount to be deducted regularly from the Participant’s pay; and

(c)	authorizing the purchase of Stock for the Participant in each Purchase Period.

An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering Period. The Company may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

7.2    Continued Participation

A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to Section 11.1 or 11.2 or terminates employment as provided in Section 12.

SECTION 8.    LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1    Number of Shares Purchased

On each Offering Date, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of the Stock of the Company equal to an amount determined as follows: an amount equal to $25,000 divided by the fair market value of the Stock of the Company on the applicable Offering Date; provided, however, no Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1).

8.2    Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan unless the Plan Administrator determines otherwise for future Offering Periods.

SECTION 9.    PAYMENT OF PURCHASE PRICE

9.1    General Rules

Subject to Section 9.12, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.

9.2    Change Notices

During an Offering Period, a Participant may elect to decrease, but not increase, the amount withheld from his or her compensation by filing an amended Subscription with the Company on or before the change notice date. The change notice date shall initially be the seventh day prior to the end of the first pay period for which such election is to be effective; provided, however, that the Plan Administrator may change such change notice date from time to time. Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Offerings; provided, however, that notice of such election must be delivered to the Plan Administrator in such form and in accordance with such terms as the Plan Administrator may establish for an Offering.

9.3    Percent Withheld

The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% but shall not exceed 15% of the Participant’s Eligible Compensation for such pay period. Amounts shall be withheld in whole percentages only.

9.4    Payroll Deductions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

9.5    Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.6    No Interest

No interest shall be paid on payroll deductions received or held by the Company.

9.7    Acquisition of Stock

On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Stock purchased by the Participant shall not exceed the number of whole shares of Stock so determined, if the Plan Administrator has determined for any future Offering that fractional shares may not be issued under the Plan; and provided, further, that the number of shares of Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.8    Refund of Excess Amounts

Any cash balance remaining in the Participant’s account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the Participant’s account shall be applied to the purchase of Stock in the new Purchase Period, provided such purchase complies with Section 8.1.

9.9    Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.10    Termination of Participation

No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.11    Procedural Matters

The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 9.2, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.12    Leaves of Absences

During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant’s normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

SECTION 10.    STOCK PURCHASED UNDER THE PLAN

10.1    ESPP Broker

If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Stock for which the Code Section 423 holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2    Notice of Disposition

By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11.    VOLUNTARY WITHDRAWAL

11.1    Withdrawal From an Offering

A Participant may withdraw from an Offering by signing and delivering to the Company’s Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal must be elected at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in any earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.2    Withdrawal From the Plan

A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.3    Return of Payroll Deductions

Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.    TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. The payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative or designated beneficiary as provided in Section 13.2, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.    RESTRICTIONS UPON ASSIGNMENT

13.1    Transferability

An Option granted under the Plan shall not be transferable other than by will, by the applicable laws of descent and distribution or as provided in Section 13.2, and such Option shall be exercisable during the Participant’s lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will, by the applicable laws of descent and distribution or as provided in Section 13.2, of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

13.2    Beneficiary Designation

The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

SECTION 14.    NO RIGHTS OF STOCKHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until a certificate, or its equivalent, for shares have been issued to the Participant following exercise of the Participant’s Option.

SECTION 15.    LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

SECTION 16.    AMENDMENT OF THE PLAN

The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

SECTION 17.    TERMINATION OF THE PLAN

The Plan shall have no fixed termination date. Notwithstanding the foregoing, the Board may suspend or terminate the Plan at any time. During any period of suspension or upon termination of the Plan, no Options shall be granted; provided, however, that suspension or termination of the Plan shall have no effect on Options granted prior thereto.

SECTION 18.    NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary Corporation or to affect the right of the Company or a Parent or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19.    EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 20.    ADJUSTMENTS

20.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company’s stockholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

20.2    Merger, Acquisition or Liquidation of the Company

In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a).

20.3    Limitations

The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 21.    REGISTRATION; CERTIFICATES FOR SHARES

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 22.    EFFECTIVE DATE

The Plan’s effective date is the date on which it is approved by the Company’s stockholders.

ANNUAL METING OF STOCKHOLDERS

May 20, 2003

10:00 a.m.

Meydenbauer Center

11100 NE 6th Street

Bellevue, Washington 98004

YOUR VOTE IS IMPORTANT!

You can vote by promptly returning your completed

proxy card in the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INFOSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2003

The undersigned stockholder(s) of InfoSpace, Inc., a Delaware Corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders dated April 15, 2003 and Proxy Statement dated April 15, 2003 and hereby appoints David Rostov and John M. Hall, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of InfoSpace, Inc. to be held on May 20, 2003, at 10:00 a.m., Pacific Daylight Time, at the Meydenbauer Center, located at 11100 NE 6th Street, Bellevue, Washington 98004, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

The shares represented by this proxy will be voted in accordance with the specifications made. If no specification is made, the shares represented by this proxy will be voted for the persons and proposals on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE

INFOSPACE, INC.

601 108TH AVENUE NE

SUITE 1200

BELLEVUE, WA 98004

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to InfoSpace, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	INFOS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFOSPACE, INC.

Vote On Directors

1.	Election of Directors

Nominees:	01)	John E. Cunningham, IV
	02)	Edmund O. Belsheim, Jr.
	03)	Lewis M. Taffer
	04)	Vanessa Wittman

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Proposal to approve an amendment to InfoSpace’s 1998 Employee Stock Purchase Plan to increase the number of shares available for purchase under the plan.	☐	☐	☐

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐

PLEASE SIGN exactly as your name appears on your stock certificate. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Mark, sign and date your proxy card and return promptly in the enclosed envelope.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date